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                                                                    EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT


          EMPLOYMENT AGREEMENT dated as of January 1, 2000 (the "Effective Date") between Bozell Group, Inc., a New York corporation (the "Company"), and Eugene Bartley (the "Executive").

          WHEREAS, the Executive and the Company (under its prior name of Bozell Worldwide, Inc.) previously entered into an Employment Agreement dated as of April 1, 1995, and previously amended as of July 30, 1997 (the "Prior Agreement"); and

          WHEREAS, the parties desire to enter into this Agreement to replace the Prior Agreement and to provide for the employment of the Executive by the Company upon the terms and subject to the conditions set forth herein.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereby agree as follows:

          1. EMPLOYMENT. The Company hereby employs the Executive and the Executive hereby agrees to be employed by the Company upon the terms and subject to the conditions contained in this Agreement. The term of employment of the Executive by the Company pursuant to this Agreement (the "Employment Period") shall commence on the Effective Date and, unless earlier terminated as specifically hereinafter provided, shall end on December 31, 2002; provided that the term of this Agreement may be extended upon mutual written agreement of the parties.

          2. POSITION AND DUTIES. As of the Effective Date, the Executive's title shall be Chairman and Chief Executive Officer of the Company and he shall report directly to the Chief Executive Officer of the Company's parent company, True North Communications Inc. ("True North"). The Executive shall have the authority, duties and responsibilities commensurate with his position and title and such other duties and responsibilities (not inconsistent with his position or his other concurrent assigned duties and responsibilities) as are assigned to him from time to time by the Chief Executive Officer of True North or the Board of Directors of the Company or True North (the "Board"). During the Employment Period, the Executive shall perform faithfully and loyally and to the best of the Executive's abilities his duties hereunder, shall devote his full business time, attention and efforts to the affairs of the Company and shall use his reasonable best efforts to promote the interests of the Company and True North. Notwithstanding the foregoing, the Executive may engage in charitable, civic or community activities, provided that they do not materially interfere with the performance of the Executive's duties hereunder.


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          3.   COMPENSATION.

          (a) ANNUAL BASE SALARY. During the Employment Period, the Company shall pay to the Executive an annual base salary at the rate of at least $522,000 per annum in accordance with the Company's regular payroll practices. The annual base salary shall be reviewed periodically in accordance with guidelines applicable to the Company's senior executives generally.

          (b) INCENTIVE COMPENSATION. During the Employment Period, the Executive shall be entitled to participate in the True North Executive Compensation Program, as such Program applies to similarly situated senior executives and as such Program may be amended from time to time.

          (c) OTHER BENEFITS. During the Employment Period, the Executive shall be entitled to participate in the Company's employee benefit plans and programs and fringe benefits that are generally available to senior executives of the Company from time to time, including, but not to the extent resulting in duplicative benefits, the benefit plans and programs and fringe benefit arrangements generally made available to members of the Management Executive Committee of True North and the fringe benefits to which the Executive was entitled immediately prior to the Effective Date.

          (d) EXPENSE REIMBURSEMENT. During the Employment Period, the Company shall reimburse the Executive for all proper expenses incurred by him in the performance of his duties hereunder in accordance with the Company's policies and procedures for senior executives. The Executive shall submit invoices for all such expenses in accordance with the Company's policies and procedures for senior executives.

          4.   CONSULTING PERIOD.

          (a) CONSULTING TERM. Upon the December 31, 2002 expiration of the Employment Period, the Executive shall become a consultant to the Company for a period of two years ending on the close of business on December 31, 2004 (the "Consulting Period"), subject to the terms and conditions set forth in this
Section 4. The Consulting Period is subject to termination by the Executive, upon at least 30 days' advance notice to the Company, at any time prior to December 31, 2004.

          (b) CONSULTING DUTIES. During the Consulting Period, the Executive shall make himself available upon reasonable notice to perform such services as are requested from time to time by the Chief Executive Officer of True North. The requested services shall be consistent with the Executive's years of experience and skills. The Executive shall make himself available to work at least 50 days (which shall not include weekends or holidays) during each calendar year, but he shall not be required to work more than two days in any week.

          (c) CONSULTING FEES. For each day during the Consulting Period that he is called upon to work more than an insignificant amount of time (i.e., at least one hour), the Executive shall be paid a per diem fee of $3,000; provided that the total annual consulting fees paid to the Executive for each calendar year during the Consulting Period shall be at least $60,000.


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          (d)  EXPENSE REIMBURSEMENT. During the Consulting Period, the Company
shall reimburse the Executive for all expenses incurred by him in the performance of his consulting duties in accordance with the Company's policies and procedures for senior executives. The Executive shall submit invoices for all such expenses in accordance with the Company's policies and procedures for senior executives.

          5.   TERMINATION OF EMPLOYMENT PERIOD.

          (a) QUALIFYING TERMINATION. For purposes of this Agreement, "Qualifying Termination" means the occurrence of any of the following events:
(i) termination of the Executive's employment by the Company without Cause (as defined in subsection (b) below) during the Employment Period upon not less than 30 days' prior written notice to the Executive, (ii) termination of the Executive's employment by the Company on account of the Executive having become unable (as determined by the Company in good faith) to perform regularly his duties hereunder by reason of illness or mental or physical disability for a period of more than three consecutive months (termination for "Disability"),
(iii) termination of the Executive's employment on account of the Executive's death, or (iv) termination of the Executive's employment by the Executive due to and within 60 days of the occurrence, without the Executive's consent, of any of the following events: (1) any change or changes in the Executive's duties and responsibilities that, taken as a whole, result in a material diminution of the Executive's duties and responsibilities, (2) a decrease in the Executive's base salary, or (3) any requirement of the Company that the location where the Executive is based be materially changed.

          (b) DEFINITION OF CAUSE. The Company or True North may terminate the Executive's employment immediately for "Cause" if, in the reasonable determination of the Board or the True North Chief Executive Officer, as set forth in a written notice to the Executive not less than 15 days prior to the date of such proposed termination setting forth in reasonable detail the reasons for such termination, (i) the Executive engages in conduct that violates significant written policies of the Company or True North which were provided to the Executive within a reasonable period of time prior to his violation thereof;
(ii) the Executive materially fails to perform the essential functions of his job (except for a failure resulting from a bona fide illness or mental or physical disability, or from the Executive's unavailability by reason of approved leave) or fails to carry out the reasonable directions of the Board or the True North Chief Executive Officer with respect to material duties that are within the scope of his duties as set forth in this Agreement; (iii) the Executive engages in embezzlement or misappropriation of corporate funds or other acts of fraud, dishonesty or self-dealing, or commits a felony or any material violation of any material statutory or common law duty of loyalty to the Company or True North; or (iv) the Executive breaches a material provision of this Agreement (including, but not limited to, the non-compete, non-solicitation, confidentiality, or non-disparagement provisions in Sections 8 and 9).


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          6.   CONSEQUENCES OF TERMINATION OF EMPLOYMENT PERIOD.

          (a) BENEFITS UPON TERMINATION. If the Employment Period terminates for any reason, the Executive (or the Executive's executor, administrator or other legal representative, as the case may be) shall be entitled to receive the following benefits:

          (i) within 30 days after the amount in question is reasonably determinable (1) base salary payable through the date of termination of employment, (2) unpaid annual incentive compensation for the calendar year immediately preceding the date of such termination (unless such termination is for Cause, as defined in Section 5(b) above), and (3) reimbursement of expenses incurred through the date of such termination in accordance with the Company's policies and procedures;

          (ii) participation (by the Executive or the Executive's qualified dependents, as the case may be) in all other applicable benefit plans or programs in accordance with the provisions thereof applicable to terminated employees (or their qualified dependents, as the case may be); and

          (iii) payment for any accrued but unused vacation for the calendar year in which such termination of employment occurs.

          (b) ADDITIONAL BENEFITS UPON QUALIFYING TERMINATION. If the Employment Period terminates for a reason set forth in Section 5(a), the Executive (or the Executive's executor, administrator or other legal representative, as the case may be) shall be entitled to receive the following additional benefits:

          (i) within 30 days after the amount in question is reasonably determinable, annual incentive compensation for the calendar year in which such termination shall have occurred, prorated through the date of such termination based on actual results of operations for such full calendar year; and

          (ii) if the Qualifying Termination is for any reason other than death or Disability:

          (1) all stock options and restricted stock granted to the Executive by the Company on or after the Effective Date then held by the Executive shall on the date of such termination be 100% vested;

          (2) subject to the last two sentences of this Section 6(b), for a period equal to the greater of the then remaining scheduled term of the Employment Period or 18 months (the "Severance Period"), commencing on the day immediately following the date of termination of the employment of the Executive, the Executive shall be entitled to receive (A) base salary, at the annual rate in effect as of the date of such termination (or, in the event the Executive has terminated his employment due to the happening of the event set forth in Section 5(a)(iv)(2) above, at the annual rate in effect


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               immediately prior to the salary reduction for which the Executive terminated his employment), payable in accordance with the Company's normal payroll policies and (B) annual incentive compensation at the rate of 50% of annual base salary at the annual rate in effect as of the date of such termination (or, in the event the Executive has terminated his employment due to the happening of the event set forth in Section 5(a)(iv)(2) above, at the annual rate in effect immediately prior to the salary reduction for which the Executive terminated his employment),;
               and

          (3) subject to the last two sentences of this Section 6(b), during the Severance Period, the Executive shall be entitled to participate in life insurance, medical and dental benefits on terms no less favorable to the Executive than those in effect on the termination date, subject to restrictions imposed by applicable statute and regulation and to modifications of general application to active executives of the Company; and

          (iii) each stock option granted to the Executive by the Company on or after the Effective Date then held by the Executive shall be exercisable (to the extent it is vested at the date of termination or to the extent it becomes vested in accordance with subparagraph (ii)(1) above) by the Executive or the Executive's executor, administrator or other legal representative, as the case may be, for up to three years after the date of termination, but in no case beyond a date 10 years following the date of grant of such option.

As a condition to the receipt of the severance benefits described in subparagraphs (ii)(2) and (ii)(3) above, the Company reserves the right in accordance with the standard Company severance policy to require the Executive to sign a standard separation agreement (the "Separation Agreement"), containing a general release of claims. The Separation Agreement shall be in the form attached hereto as Exhibit A, with only such changes thereto as may be required by statute or regulation to make such Separation Agreement fully valid and enforceable in accordance with its terms.

          7. FEDERAL AND STATE WITHHOLDING. The Company shall deduct from the amounts payable to the Executive pursuant to this Agreement the amount of all required federal and state withholding taxes in accordance with the Executive's Form W-4 on file with the Company and all applicable social security and Medicare taxes.

          8.   NON-COMPETITION; NON-SOLICITATION; CONFIDENTIALITY.

          (a) COVENANT NOT TO COMPETE. The Executive acknowledges that in the course of employment with the Company pursuant to this Agreement, the Executive will become familiar with the Confidential Information (as defined below) of the Company and its subsidiaries, affiliates and clients, and that the Executive's services will be of special, unique and extraordinary value to the Company. Except with the prior written consent of the Board:


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          (i)  during the period from the Effective Date until the last to end of the Employment Period, the Consulting Period and any Severance Period, the Executive shall not engage in any activities, whether as employer, proprietor, principal, partner, stockholder (other than the holder of 1% or less of the stock of a corporation the securities of which are traded on a securities exchange or in the over-the-counter market), director, officer, employee or otherwise, in competition with (A) the businesses conducted at the date hereof by the Company or (B) any business in which the Company is substantially engaged within the one year period preceding the termination of Executive's employment with the Company (including any proposed new business venture in which the Executive was involved while an employee of the Company); and

          (ii) during the period from the Effective Date until the last to end of (1) the Employment Period, (2) the full scheduled three-year term of the Employment Period if the Executive resigns (other than upon a Qualifying Termination) or is terminated by the Company for Cause during the Employment Period, (3) the Consulting Period, (4) the full scheduled two-year term of the Consulting Period if the Executive elects to terminate the Consulting Period prior to the end of the two-year term, and (5) any Severance Period, the Executive shall not, directly or indirectly, either on the Executive's behalf or on behalf of any other person, firm or corporation:

          (A) solicit, call on, service or otherwise do business with, or interfere in any way with the Company's relationship with any account that is a client of the Company at the time of the Executive's termination, or that was a client of the Company at any time within 12 months prior to the date of such termination; provided that the foregoing shall apply only to accounts with whom the Executive had responsibilities for or learned Confidential Information relating to within the one-year period preceding the Executive's termination of employment with the Company;

          (B) perform any services relating to advertising, marketing, research, public relations or related services for any account described in (A) above; or

          (C) recruit or solicit, or attempt to recruit or solicit, the employment or consulting services of or hire or employ or retain the employment or consulting services of any person who is at such time or who was at any time within 12 months immediately prior to such time, an employee of the Company.

          (b) CONFIDENTIAL INFORMATION AND TRADE SECRETS. The Executive agrees that the Company has a protectable interest in Company bidding information, trade secrets, client information, computer programs, financial information and other confidential information (collectively, the "Confidential Information"). The Executive shall not, at any time during the Employment Period (except for the benefit of the Company within the scope of the Executive's duties) or thereafter, make use of or divulge any Confidential Information, except to the extent that such Confidential Information becomes available to the general public (other than as a result of disclosure by the Executive) or as the Company may so authorize in writing; and when the


                                     - 6 -
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Executive shall cease to be employed by the Company, the Executive shall surrender to the Company all Confidential Information which exists in written, tangible or electronic form and records and other documents obtained by him or entrusted to the Executive during the course of the Executive's employment hereunder (together with all copies thereof) which pertain specifically to any of the businesses covered by the covenants in Section 8(a)(i) or which were paid for by the Company; provided, however, that upon written approval of the Company (which approval shall not be unreasonably withheld) the Executive may retain copies of such documents as necessary for the Executive's personal records for federal income tax purposes. The Executive also agrees that the Executive will not at any time (whether before or after the termination of the Executive's employment with the Company) disclose to anyone the terms of this Agreement, except to the Executive's counsel, tax advisors, accountants and members of the Executive's immediate family, in connection with any arbitration, action or other proceeding to enforce the terms of this Agreement, or as may otherwise be required by law.

          (c) SCOPE OF COVENANTS; REMEDIES. The following provisions shall apply to the covenants of the Executive contained in this Section:

          (i) the covenants set forth in Sections 8(a)(i) and 8(a)(ii) shall apply within all territories in which the Company is actively engaged in the conduct of business during the Employment Period, including, without limitation, the territories in which customers are then being solicited;

          (ii) the Executive expressly agrees and acknowledges that the covenants contained in Sections 8(a) and 8(b) are reasonable in all respects (including subject matter, time period and geography) and necessary because of the substantial and irreparable harm that would be caused to the Company by the Executive engaging in any of the prohibited activities contained in such Sections. The Executive expressly agrees and acknowledges that the covenants contained in this Agreement will not preclude the Executive from earning a livelihood, nor unreasonably limit the Executive's ability to earn a living, since the Executive has the ability and experience to engage in employment that will not breach or violate the covenants contained in this Agreement. Each party intends and agrees that if in any action before any court or agency legally empowered to enforce the covenants contained in Sections 8(a) and 8(b) any term, restriction, covenant or promise contained therein is found to be unreasonable and accordingly unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency; and

          (iii) the covenants contained in Sections 8(a) and 8(b) shall survive the conclusion of the Executive's employment by the Company.

          9. NON-DISPARAGEMENT; COOPERATION. (a) Except in connection with any arbitration, action or other proceeding to enforce the terms of this Agreement, the Executive shall not, at any time during his employment with the Company or thereafter, make any public or private statement to the news media, to any Company competitor or client, or to any other individual or entity, if such statement would disparage any of the Company, its businesses or any director or officer of any of the Company or such businesses or would have a deleterious effect


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upon the interests of any of such businesses or the stockholders or other owners of any of them; provided, however, that the Executive shall not be in breach of this restriction if such statements consist solely of (i) private statements made to any officers, directors or employees of the Company by the Executive in the course of carrying out his duties pursuant to this Agreement or, to the extent applicable, his duties as a director or officer, or (ii) private statements made to persons other than clients or competitors of the Company (or its representatives) or members of the press or the financial community that do not have a material adverse effect upon the Company; and provided further that nothing contained in this Section 9(a) or in any other provision of this Agreement shall preclude the Executive from making any statement in good faith that is required by law, regulation or order of any court or regulatory commission, department or agency.

          (b) Except in connection with any arbitration, action or other proceeding to enforce the terms of this Agreement, the Company shall not, at any time during the Executive's employment with the Company or thereafter, authorize any person to make, nor shall the Company condone the making of, any statement, publicly or privately, which would disparage the Executive; provided, however, that the Company shall not be in breach of this restriction if such statements consist solely of (i) private statements made to any officers, directors or employees of the Company or (ii) private statements made to persons other than clients or competitors of any of the Company (or its representatives) or members of the press or the financial community that do not have a material adverse effect upon the Executive; and provided further that nothing contained in this
Section 9(b) or in any other provision of this Agreement shall preclude any officer, director, employee, agent or other representative of the Company from making any statement in good faith which is required by any law, regulation or order of any court or regulatory commission, department or agency.

          10. ENFORCEMENT. The parties hereto agree that the Company would be damaged irreparably in the event that any provision of Section 8 or 9 of this Agreement were not performed in accordance with its terms or were otherwise breached and that money damages would be an inadequate remedy for any such nonperformance or breach. Accordingly, the Company and its successors or permitted assigns shall be entitled, in addition to other rights and remedies existing in their favor, to an injunction or injunctions to prevent any breach or threatened breach of any of such provisions and to enforce such provisions specifically (without posting a bond or other security). Each of the parties agrees that he or it will submit himself or itself to the personal jurisdiction of federal and state courts located within the State, City and County of New York in any action by the other party to enforce an arbitration award against him or it or to obtain interim injunctive or other relief pending an arbitration decision.

          11. SURVIVAL. Sections 4, 6, 8, 9 and 10 of this Agreement shall survive and continue in full force and effect in accordance with their respective terms, notwithstanding any termination or expiration of the Employment Period.

          12. ARBITRATION. Any dispute or controversy between the Company and the Executive, whether arising out of or relating to this Agreement, the breach of this Agreement, or otherwise, shall be settled by arbitration administered by JAMS/Endispute, Inc. ("JAMS") in accordance with its Commercial Rules then in effect and judgment on the award rendered by the

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arbitrator may be entered in any court having jurisdiction thereof. Any arbitration shall be held before a single arbitrator with prior judicial experience who shall be selected by mutual agreement of the Company and the Executive, unless the parties are unable to agree to an arbitrator, in which case the arbitrator shall be selected under the procedures of JAMS. The arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including, without limitation, the issuance of an injunction. However, the Company may, at its option without inconsistency with this arbitration provision, apply to any court having jurisdiction over such dispute or controversy for the purpose of seeking injunctive or other equitable relief to enforce Sections 8 and 9 of this Agreement. Except as necessary in court proceedings to enforce this arbitration provision or an award rendered hereunder, or to obtain interim relief, neither a party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of the Company and the Executive. The Company and the Executive acknowledge that this Agreement evidences a transaction involving interstate commerce. Notwithstanding any choice of law provision included in this Agreement, the United States Federal Arbitration Act shall govern the interpretation and enforcement of this arbitration provision.

          13. NOTICE. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or five days after deposit in the United States mail, certified and return receipt requested, postage prepaid, addressed (a) if to the Executive, to the most recent address then shown on the employment records of the Company, with a copy to Gould & Wilkie LLP, One Chase Manhattan Plaza, New York, NY, 10005, attn: Michael J. Kopcsak, Esq. (fax: (212) 363-2138), and if to the Company, to True North Communications Inc., 101 East Erie Street, Chicago, Illinois 60611-2897, Attention: General Counsel, or (b) to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

          14. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is determined to be invalid, illegal or unenforceable in any respect under applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement or the validity, legality or enforceability of such provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          15. ENTIRE AGREEMENT. This Agreement, together with the Exhibit hereto, constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or between the parties, written or oral, which may have related in any manner to the subject matter hereof.

          16. SUCCESSORS AND ASSIGNS. This Agreement shall be enforceable by the Executive and the Executive's heirs, executors, administrators and legal representatives, and by the Company and its successors and permitted assigns. Any successor or permitted assign of the

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Company shall assume by instrument delivered to the Executive the liabilities of the Company hereunder. This Agreement shall not be assigned by the Company other than to a successor pursuant to a merger, consolidation or transfer of all or substantially all of the capital stock or assets of the Company.

          17. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to principles of conflict of laws.

          18. AMENDMENT AND WAIVER. The provisions of this Agreement may be amended or waived only by the written agreement of the Company and the Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

          19. COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original and both of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                   BOZELL GROUP, INC.


                                   By:  /s/ Gary D. Chester
                                        ----------------------------------
                                   Its: Vice President
                                        ----------------------------------

                                   EXECUTIVE


                                        /s/ Eugene Bartley
                                   ---------------------------------------
                                        Eugene Bartley

                                   Approved By:
                                   TRUE NORTH COMMUNICATIONS INC.


                                   By:  /s/ Marilyn R. Seymann
                                        ----------------------------------
                                        Marilyn R. Seymann,
                                        Chairman of the Compensation
                                        Committee of the Board of Directors


                                   By:  /s/ David A. Bell
                                        ----------------------------------
                                        David A. Bell,
                                        Chairman and Chief Executive Officer

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                                                                       EXHIBIT A

              CONFIDENTIAL SEPARATION AGREEMENT AND GENERAL RELEASE
                               FOR EUGENE BARTLEY

     This shall confirm the arrangements relating to the termination of your employment with Bozell Group, Inc. (the "Company"), a True North Communications Inc. company. The effective date of your termination of employment from the Company is ________________________ [INSERT LAST DAY OF EMPLOYMENT] (the "Termination Date"). The terms of our agreement are as follows:

     1. TERMINATION BENEFITS. Upon your termination, you will be entitled to those benefits generally applicable to terminated employees, including 401(k)/retirement benefits, continuation of health coverage under COBRA, and a payment for any accrued but unused vacation. In addition, in exchange for your entering into this Agreement and Release, the Company will pay to you the following benefits (the "Termination Benefits"):

          a. The Company will provide you with the severance that the Company is required to make to you pursuant to Sections 5 and 6 of a certain Employment Agreement between you and the Company, dated as of January 1, 2000 (the "Employment Agreement"), less the required federal, state and local withholdings. This amount will be paid to you in semi-monthly installments in accordance with the payroll procedures for salaried personnel, beginning as soon as practicable after the Termination Date, but no sooner than the eighth day following the date you sign this Agreement and Release.

          b. You shall also receive all such additional benefits which the Company is required to provide to you pursuant to Section 6 of the Employment Agreement, less any required federal, state and local withholdings. These benefits will commence no sooner than the eighth day following the date you sign this Agreement and Release.

     2. CONSIDERATION. You hereby acknowledge that the benefits described in Paragraph 1(a) and (b) exceed any duty to you on the part of the Company (by virtue of Company policies and relevant laws) and that the Company's agreement to provide such benefits to you is sufficient consideration for the release terms set forth below.

     3. COMPLETE RELEASE. By signing this Agreement and Release, you release and waive all legal claims in law or in equity of any kind whatsoever that you have or may have against the Company, including its parent and subsidiary corporations, and their officers, directors, employees, affiliates, members, agents, attorneys, benefit plans and plan administrators, successors and/or assigns (collectively, the "Releasees"). This release and waiver covers all rights, claims, actions and suits of all kinds and descriptions that you now have or have ever had, whether known or unknown or based on facts now known or unknown, fixed or contingent, against the Releasees, occurring from the beginning of the world up to and including the date that you execute this Agreement and Release. This release and waiver includes but is not limited to:

          a. any claims for wrongful termination, defamation, invasion of privacy, intentional infliction of emotional distress, or any other common law claims;

                    b. any claims for the breach of any written, implied or oral contract between you and the Company, including but not limited to any contract of employment;

          c. any claims of discrimination, harassment or retaliation based on such things as age, national origin, ancestry, race, religion, sex, sexual orientation, or physical or mental disability or medical condition; and

          d. any claims for payments of any nature, including but not limited to wages, overtime pay, vacation pay, severance pay, commissions, bonuses and benefits or the monetary equivalent of benefits; but not including the rights, benefits and obligations contained in the following clauses 1 through 5 of this Paragraph 3(d), which shall survive the execution of this Agreement and Release:
(1) the right to file an administrative charge, (2) any claims for unemployment or workers' compensation benefits, (3) any claims for the consideration being provided to you pursuant to Paragraph 1(a) and (b) of this Agreement and Release, (4) any and all vested rights and benefits you may have as of the Termination Date pursuant to the Company's qualified and non-qualified retirement plans, and (5) any and all rights to indemnification to which you may be entitled pursuant to law or pursuant to the by-laws and the certificate of incorporation of any of the Releasees and their successors (including, but not limited to, insurance benefits) by reason of your being named as a defendant in any lawsuit or other proceeding in connection with your having served as an officer or director of any entity: (x) which is either itself a Releasee, or (y) although not itself a Releasee, your service as an officer or director was at the request of, or for the benefit and with the knowledge of any Releasee.

Your release and waiver includes all claims that you have or that may arise under the common law and all federal, state and local statutes, ordinances, rules, regulations and orders, including but not limited to any claim or cause of action based on the Fair Labor Standards Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Family and Medical Leave Act, the Americans with Disabilities Act, the Civil Rights Acts of 1866, 1871 and 1991, the Rehabilitation Act of 1973, the National Labor Relations Act, the Employee Retirement Income Security Act of 1974 (except as set forth in (d) above), the Vietnam Era Veterans' Readjustment Assistance Act of 1974, Executive Order 11246, and any state laws governing employee rights, as each of them has been or may be amended. You further waive any right to any form of recovery or compensation from any legal action brought by you or on your behalf in connection with your employment or termination of employment with the Company. You also waive, release and discharge the Releasees from any reinstatement rights which you have or could have, and you acknowledge that you have not suffered any on-the-job injury for which you have not already filed a claim.

This Agreement and Release shall be binding upon and inure to the benefit of you and the

Releasees and any other individual or entity who may claim any interest in the matter through you. You also acknowledge that you have not assigned any of your rights to make the aforementioned claims or demands. By signing this Agreement and Release, you are forever giving up your rights to make the aforementioned claims or demands.

     4. NON-ADMISSION. This Agreement and Release shall not in any way be construed as an admission by the Company of any liability or any wrongful or discriminatory act.

     5. NON-DISPARAGEMENT. Both parties hereby acknowledge and reaffirm their continuing obligations pursuant to Section 9 of the Employment Agreement.

     6. NO LAWSUITS. You acknowledge and represent that you have not filed nor will you file any lawsuits based on claims or demands that you have released herein; provided, however, that nothing in this Paragraph 6 shall be construed as preventing you from commencing any suit or other proceeding seeking to enforce the terms of this Agreement and Release.

     7. CONFIDENTIALITY/NON-COMPETITION/COMPANY PROPERTY. You acknowledge that you have had access to confidential, proprietary business information of the Company as a result of employment, and you hereby agree not to use such information personally or for the benefit of others. You also agree not to disclose to anyone any confidential information at any time in the future so long as it remains confidential. By way of illustration (but not limitation), you agree not to make use of any bidding information (or computer programs thereof) of the Company, nor divulge any trade secrets or confidential financial information of the Company. Further, you agree to keep the terms and the existence of this Agreement and Release confidential and not to discuss it with anyone other than your immediate family, legal representative, tax advisor or as may be required by law. You represent that you have returned or will return on or immediately after the Termination Date all of the Company property in your possession including, but not limited to, all computer-related equipment, keys, credit cards, telephone calling cards, parking cards, building identification cards and files/diskettes relating to the Company and its clients. You also hereby acknowledge and reaffirm your continuing obligations to the Company pursuant to Sections 8 and 10 of the Employment Agreement and pursuant to any other confidentiality, non-compete and/or non-solicitation agreements signed by you during your employment with the Company but after the Effective Date (as that term is defined in the Employment Agreement).

     8. ENTIRE AGREEMENT; NO OTHER PROMISES. Except as to any continuing obligations under the Employment Agreement and any other agreements specifically referenced herein, you hereby acknowledge and represent that this Agreement and Release contains the entire agreement between you and the Company, and it supersedes and takes priority over any other written or oral understanding or contract that may have existed in the past between you and the Company or any of its current or former affiliates. You further acknowledge and represent that neither the Company nor any of its agents, representatives or employees have made any promise, representation or warranty whatsoever, express, implied or statutory, not contained herein, concerning the subject matter hereof, to induce you to execute this Agreement and Release, and you acknowledge that you have not executed this Agreement and Release in reliance on any such promise, representation or warranty. You understand and further acknowledge and agree that following the Termination Date the Company will no longer need your services and that the Company will not have any obligations to you following that date, except as provided in this Agreement and Release.

     9. KNOWING AND VOLUNTARY RELEASE. You agree that you are signing this Agreement and Release voluntarily and of your own free will and not because of any threats or duress. You are hereby given a period of 21 days to review and consider this Agreement and Release before signing and returning it. You acknowledge you received a copy of this Agreement on _____________, 20___ [INSERT THE DATE THE AGREEMENT IS GIVEN TO THE INDIVIDUAL].

In order to receive the Termination Benefits described in Paragraph 1(a) and (b) above, you must sign, date and return this Agreement and Release to the Company (c/o ___________) [insert name of HR representative] not later than _____________, 2000 [insert date that is 21 days following date the Agreement is given to the individual]. Please note that if you do not return the signed and dated Agreement and Release to the Company (c/o ______________) [insert name of HR representative] by midnight on that date, the offer to pay you the Termination Benefits described in Paragraph 1(a) and (b) above will be automatically withdrawn.

     10. ENCOURAGEMENT TO CONSULT WITH ATTORNEY. You are encouraged to consult with an attorney or other representative of your own choice at your own expense prior to signing this Agreement and Release. By signing this Agreement and Release, you are signifying that you have read this Agreement and Release thoroughly, that you have had the opportunity to consult with an attorney prior to signing, and that your agreement to the terms of the Agreement and Release is knowing, willing and voluntary.

     11. RIGHT TO REVOKE. You may revoke this Agreement and Release within seven days after you have signed it. Revocation must be made by delivering a written notice of revocation to the Company representative listed in Paragraph 9 above no later than the close of business on the seventh day after you have signed this Agreement and Release. If you revoke this Agreement and Release, this Agreement will not be effective and enforceable, and you will not receive from the Company the benefits set forth in Paragraph 1(a) and (b) above.

     12. BREACH. You acknowledge and agree that in the event that you materially breach any of the provisions of Paragraphs 5-7 above, (a) the Company shall be entitled to apply for and receive an injunction to restrain any breaches of the provisions of Paragraphs 5-7 above, and (b) in the event of your material breach of the provisions of Paragraphs 5-7 hereof, you shall be obligated upon written demand to repay to the Company all but $500.00 of the Termination Benefits paid to you pursuant to Paragraph 1(a) hereof, and the foregoing shall not constitute a forfeiture or a penalty and shall not affect the validity of this Agreement and Release.

     13. RESOLUTION OF ALL MATTERS. This Agreement and Release resolves all matters between the parties, including but not limited to all matters relating to your employment and the termination of your employment with the Company.

     14. ENFORCEMENT. This Agreement and Release shall be construed and enforced in accordance with, and governed by, the substantive laws of the State of New York, excluding its conflicts of laws rules. If any term or condition of this Agreement and Release shall be held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, this Agreement and Release shall be construed without such term or condition. Any dispute under this Agreement and Release shall be adjudicated by a federal or state court of competent jurisdiction located within the City, County and State of New York.

HAVING READ AND UNDERSTOOD THE RELEASE, CONSULTED COUNSEL OR VOLUNTARILY ELECTED NOT TO CONSULT COUNSEL, AND HAVING HAD SUFFICIENT TIME TO CONSIDER WHETHER TO ENTER INTO THIS AGREEMENT AND RELEASE, THE PARTIES HERETO HAVE EXECUTED THIS AGREEMENT AND RELEASE AS OF THE DAY AND YEAR FIRST WRITTEN BELOW.



                              --------------------------------------------
                              Eugene Bartley

                              Dated:
                                    --------------------------------------

                              BOZELL GROUP, INC.


                              By:
                                 -----------------------------------------
                                   [NAME AND TITLE]

                              Dated:
                                    --------------------------------------